FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2016 RESULTS

- - Strong Sales Growth - -
- - Continued Margin Expansion and Strong EPS Growth - -

COLUMBUS, Ohio, USA - February 2, 2017 - Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2016. Provided below are the highlights:

•	Sales in local currency increased 8% in the quarter compared with the prior year. Reported sales increased 5% as currency reduced sales growth by 3% in the quarter.

•
Net earnings per diluted share as reported (EPS) were $5.17, compared with $4.44 in the prior-year period. Adjusted EPS was $5.28, an increase of 14% over the prior-year amount of $4.65. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Fourth Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Sales growth in the quarter was better than expected driven by very good results in Europe and Asia / Rest of the World. Sales growth in the Americas was modest, principally due to strong prior-year results. Continued margin expansion drove very good growth in EPS. Finally, cash flow in the quarter was solid and included the unanticipated purchase of our previously leased U.S. pipette manufacturing facility.”

EPS in the quarter was $5.17, compared with the prior-year amount of $4.44. Adjusted EPS was $5.28, an increase of 14% over the prior-year amount of $4.65.

Sales were $709.7 million, an 8% increase in local currency sales, compared with $673.5 million in the prior-year quarter. Reported sales increased 5% as currency reduced sales growth by 3% in the quarter. As compared to the prior year, local currency sales increased 3% in the Americas, 7% in Europe and 15% in Asia / Rest of World. Adjusted operating income amounted to $200.2 million, a 10% increase from the prior-year amount of $182.2 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $152.9 million, compared with $137.0 million in the prior-year quarter.

Full Year Results

EPS in 2016 was $14.22, compared with the prior-year amount of $12.48. Adjusted EPS was $14.80, an increase of 15% over the prior-year amount of $12.92.

Sales were $2.508 billion, a 7% increase in local currency sales, compared with $2.395 billion in the prior-year period. Reported sales increased 5%, as currency reduced sales growth by 2% in the period.
By region, local currency sales increased 5% in the Americas, 5% in Europe and 10% in Asia / Rest of World as compared to the prior-year period. Adjusted operating income amounted to $583.0 million, a
10% increase from the prior-year period amount of $532.1 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $443.1 million, compared with $426.9 million in the prior-year period.

Outlook

The Company said that based on its assessment of market conditions today, management anticipates local currency sales growth in 2017 will be approximately 5.5%. This sales growth is expected to result in Adjusted EPS in the range of

$16.55 to $16.75, an increase of 12% to 13%. Our guidance incorporates the impact of the new accounting regulations related to the tax impact of stock option deductions.

For the first quarter 2017, local currency sales growth is expected to be approximately 8% and Adjusted EPS in the range of $3.05 to $3.10, an increase of 24% to 26%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, "We remain cautious in our outlook on the global economy. While demand in our markets remains solid, we recognize risks exist in many geographic regions. We will monitor closely and adapt our planning as necessary. Assuming our end markets remain stable, we believe the momentum from our initiatives positions us well for sales and earnings growth in 2017 and beyond. Our investments in Field Turbos, Spinnaker sales and marketing programs and new products are yielding tangible results and helping to drive share gains. Equally important, our productivity initiatives provide us with capacity to make further investments for growth."

Other Matters
The Company will host a conference call to discuss its quarterly results today (Thursday, February 2) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.
Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses’ actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three Months Ended			Three Months Ended
	December 31, 2016		% of sales	December 31, 2015	% of sales

Net sales	$709,699	(a)	100.0	$673,535	100.0
Cost of sales	291,089		41.0	282,788	42.0
Gross profit	418,610		59.0	390,747	58.0

Research and development	30,155		4.2	31,110	4.6
Selling, general and administrative	188,223		26.5	177,418	26.3
Amortization	9,886		1.4	8,022	1.2
Interest expense	7,407		1.1	6,755	1.0
Restructuring charges	1,656		0.3	5,960	0.9
Other charges (income), net	(1)		(0.0)	(9)	(0.0)
Earnings before taxes	181,284		25.5	161,491	24.0

Provision for taxes	43,508		6.1	38,140	5.7
Net earnings	$137,776		19.4	$123,351	18.3

Basic earnings per common share:
Net earnings	$5.27			$4.53
Weighted average number of common shares	26,139,024			27,228,026

Diluted earnings per common share:
Net earnings	$5.17			$4.44
Weighted average number of common and common equivalent shares	26,631,269			27,755,045

Note:
(a)	Local currency sales increased 8% as compared to the same period in 2015.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three Months Ended			Three Months Ended
	December 31, 2016		% of sales	December 31, 2015	% of sales

Earnings before taxes	$181,284			$161,491
Amortization	9,886			8,022
Interest expense	7,407			6,755
Restructuring charges	1,656			5,960
Other charges (income), net	(1)			(9)
Adjusted operating income	$200,232	(b)	28.2	$182,219	27.1

Note:
(b)	Adjusted operating income increased 10% as compared to the same period in 2015.

METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Twelve Months Ended			Twelve Months Ended
	December 31, 2016		% of sales	December 31, 2015	% of sales

Net sales	$2,508,257	(a)	100.0	$2,395,447	100.0
Cost of sales	1,072,670		42.8	1,043,454	43.6
Gross profit	1,435,587		57.2	1,351,993	56.4

Research and development	119,968		4.8	119,076	5.0
Selling, general and administrative	732,622		29.2	700,810	29.3
Amortization	36,052		1.4	30,951	1.3
Interest expense	28,026		1.1	27,451	1.1
Restructuring charges	6,235		0.3	11,148	0.5
Other charges (income), net	8,491		0.3	(867)	(0.1)
Earnings before taxes	504,193		20.1	463,424	19.3

Provision for taxes	119,823		4.8	110,604	4.6
Net earnings	$384,370		15.3	$352,820	14.7

Basic earnings per common share:
Net earnings	$14.49			$12.75
Weighted average number of common shares	26,517,768			27,680,918

Diluted earnings per common share:
Net earnings	$14.22			$12.48
Weighted average number of common and common equivalent shares	27,023,905			28,269,615

Note:
(a)	Local currency sales increased 7% as compared to the same period in 2015.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Twelve Months Ended			Twelve Months Ended
	December 31, 2016		% of sales	December 31, 2015	% of sales

Earnings before taxes	$504,193			$463,424
Amortization	36,052			30,951
Interest expense	28,026			27,451
Restructuring charges	6,235			11,148
Other charges (income), net	8,491	(b)		(867)
Adjusted operating income	$582,997	(c)	23.2	$532,107	22.2

Note:
(b)
Other charges (income), net includes a one-time non-cash pension settlement charge of $8.2 million related to a lump sum settlement to former employees of our U.S. pension plan and acquisition transaction costs of $1.1 million.

(c)	Adjusted operating income increased 10% as compared to the same period in 2015.

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	December 31, 2016	December 31, 2015

Cash and cash equivalents	$158,674	$98,887
Accounts receivable, net	454,988	411,420
Inventories	222,047	214,383
Other current assets and prepaid expenses	61,075	70,642
Total current assets	896,784	795,332

Property, plant and equipment, net	563,707	517,229
Goodwill and other intangible assets, net	643,433	561,536
Other non-current assets	62,853	85,238
Total assets	$2,166,777	$1,959,335

Short-term borrowings and maturities of long-term debt	$18,974	$14,488
Trade accounts payable	146,593	142,075
Accrued and other current liabilities	421,948	401,649
Total current liabilities	587,515	558,212

Long-term debt	875,056	575,138
Other non-current liabilities	269,263	245,528
Total liabilities	1,731,834	1,378,878

Shareholders’ equity	434,943	580,457
Total liabilities and shareholders’ equity	$2,166,777	$1,959,335

METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Cash flow from operating activities:
Net earnings	$137,776	$123,351	$384,370	$352,820
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,216	8,109	32,743	33,087
Amortization	9,886	8,022	36,052	30,951
Deferred tax provision	12,956	10,382	1,878	7,137
Excess tax benefits from share-based payment arrangements	(514)	(11,511)	(17,680)	(12,929)
Non-cash pension settlement charge	—	—	8,189	—
Other	4,620	3,865	15,487	14,378
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	(20,009)	(5,176)	(17,961)	1,424
Net cash provided by operating activities	152,931	137,042	443,078	426,868
Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	62	668	423	949
Purchase of property, plant and equipment (a)	(72,723)	(25,750)	(123,957)	(82,506)
Acquisitions	(1,700)	(2,810)	(111,381)	(13,779)
Net hedging settlements on intercompany loans	1,428	148	3,459	(5,415)
Net cash used in investing activities	(72,933)	(27,744)	(231,456)	(100,751)
Cash flows from financing activities:
Proceeds from borrowings	195,786	191,862	905,774	741,864
Repayments of borrowings	(138,265)	(219,586)	(594,178)	(594,477)
Proceeds from exercise of stock options	5,284	7,722	25,471	29,556
Excess tax benefits from share-based payment arrangements	514	11,511	17,680	12,929
Repurchases of common stock	(124,998)	(123,743)	(499,992)	(494,966)
Other financing activities	—	(934)	(680)	(1,938)
Net cash used in financing activities	(61,679)	(133,168)	(145,925)	(307,032)
Effect of exchange rate changes on cash and cash equivalents	(5,778)	(542)	(5,910)	(5,461)
Net increase (decrease) in cash and cash equivalents	12,541	(24,412)	59,787	13,624
Cash and cash equivalents:
Beginning of period	146,133	123,299	98,887	85,263
End of period	$158,674	$98,887	$158,674	$98,887

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$152,931	$137,042	$443,078	$426,868
Excess tax benefits from share-based payment arrangements	514	11,511	17,680	12,929
Payments in respect of restructuring activities	2,072	2,966	8,376	6,568
Payments for acquisition transaction costs	—	—	910	—
Proceeds from sale of property, plant and equipment	62	668	423	949
Purchase of property, plant and equipment	(72,723)	(25,750)	(123,957)	(82,506)
Free cash flow	$82,856	$126,437	$346,510	$364,808

(a) Purchase of property, plant and equipment includes the purchase of our previously leased U.S. pipette manufacturing facility for $37 million.

METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended December 31, 2016			4%		2%	12%		5%
Twelve Months Ended December 31, 2016			3%		5%	6%		5%

Local Currency Sales Growth
Three Months Ended December 31, 2016			7%		3%	15%		8%
Twelve Months Ended December 31, 2016			5%		5%	10%		7%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2016		2015		% Growth	2016		2015		% Growth

EPS as reported, diluted	$5.17		$4.44		16%	$14.22		$12.48		14%

Restructuring charges, net of tax	0.05	(a)	0.17	(a)		0.18	(a)	0.30	(a)
Purchased intangible amortization, net of tax	0.06	(b)	0.04	(b)		0.18	(b)	0.14	(b)
Acquisition transaction costs, net of tax	—		—			0.03	(c)	—
Non-cash pension settlement charge, net of tax	—		—			0.19	(d)	—

Adjusted EPS, diluted	$5.28		$4.65		14%	$14.80		$12.92		15%

Notes:
(a)
Represents the EPS impact of restructuring charges of $1.7 million ($1.3 million after tax) and $6.0 million ($4.6 million after tax) for the three months ended December 31, 2016 and 2015, respectively and $6.2 million ($4.7 million after tax) and $11.1 million ($8.5 million after tax) for the twelve months ended December 31, 2016 and 2015, respectively, which primarily include employee related costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $1.5 million and $1.1 million for the three months ended December 31, 2016 and 2015, respectively and $5.0 million and $3.9 million for the twelve months ended December 31, 2016 and 2015, respectively.

(c)	Represents the EPS impact of acquisition transaction costs of $1.1 million ($0.8 million after tax) for the twelve months ended December 31, 2016.
(d)
Represents the EPS impact of a one-time non-cash pension settlement charge of $8.2 million ($5.1 million after tax) related to a lump sum settlement to former employees of our U.S. pension plan for the twelve months ended December 31, 2016.